NEWS RELEASE

For immediate release

Contact: Charles D. Troiano at (212) 978-4710

Odyssey Re Holdings Corp. Reports Record 2003
Second Quarter and Six Month Results

New York, NY — July 31, 2003 — Odyssey Re Holdings Corp. (NYSE & TSX: ORH) today reported its second quarter results, which include record net income, premium volume and growth in book value.

Net income after tax amounted to $112.7 million, or $1.73 per common share for the quarter ended June 30, 2003, compared to $32.8 million or $0.50 per common share for the quarter ended June 30, 2002. All references to per share amounts in this earnings release are on a diluted basis. Included in the second quarter 2003 and 2002 net income were net realized capital gains of $131.6 million and $18.2 million, respectively, which on an after-tax basis, amounted to $85.5 million and $11.8 million, or $1.31 and $0.18 per common share, respectively.

For the six months ended June 30, 2003, net income after tax was $159.3 million, or $2.45 per common share, compared to net income after tax of $89.1 million, or $1.37 per common share for the six months ended June 30, 2002, which included a gain of $36.9 million, or $0.57 per common share, resulting from the full amortization of negative goodwill in accordance with new accounting principles in 2002. Net after-tax realized capital gains for the six months ended June 30, 2003 were $110.4 million, or $1.70 per common share, compared to $12.3 million, or $0.19 per common share for the six months ended June 30, 2002.

Operating income after taxes, which excludes realized capital gains and the amortization of goodwill, for the second quarter 2003 was $27.2 million, or $0.42 per common share, compared to $21.0 million, or $0.32 per common share for the second quarter 2002. Operating income after tax was $48.9 million, or $0.75 per common share, and $39.9 million, or $0.61 per common share for the six months ended June 30, 2003 and 2002, respectively.

The net combined ratio for the second quarter 2003 was 96.4% compared to 98.8% for the second quarter 2002. For the six months ended June 30, 2003, the combined ratio improved by 1.2 percentage points to 97.6% from 98.8% for the first half of 2002.

Stockholders’ equity amounted to $1.3 billion at June 30, 2003, an increase of $228.8 million, or 21.7%, compared to December 31, 2002 and an increase of $326.6 million, or 34.1%, compared to June 30, 2002.

Commenting on the second quarter and first half results, Andrew A. Barnard, President and Chief Executive Officer, stated, “We are pleased to report record levels of revenue and income for the second quarter. Most importantly, OdysseyRe’s book value per share has grown at a pace significantly ahead of our target return on equity of 15%. This performance has resulted from the combination of our disciplined underwriting with a total return, value oriented investment approach.”

Gross premiums written for the three months ended June 30, 2003 were $609.9 million, an increase of $181.7 million, or 42.4%, compared to $428.2 million for the three months ended June 30, 2002. Net premiums written for the second quarter 2003 were $542.7 million, an increase of 46.3% over the prior year’s second quarter net premiums written of $370.9 million. Premium growth was evident throughout OdysseyRe’s four business divisions — the Americas, EuroAsia, London Market and U.S. Insurance. Gross premiums written increased in the second quarter 2003 compared to the second quarter 2002 by 22.4% in the Americas, 64.5% in EuroAsia, 73.9% in the London Market, and 105.8% in the U.S. Insurance division. Effective January 1, 2003, insurance business underwritten by Hudson Insurance Company, which was previously included in the Americas division, and the 2003 new and renewal Healthcare business have been combined into a new business division, U.S. Insurance. For comparative purposes, the 2002 division information included in this earnings release has been restated on a basis consistent with the 2003 structure.

Odyssey Re Holdings Corp., 140 Broadway, New York, NY 10005 – Phone: (212) 978-4700 – Fax: (212) 344-4229

Total net investment results, which include net investment income and net realized gains, amounted to $158.3 million in the second quarter 2003, compared to $48.2 million in the second quarter 2002. Net investment income, excluding net realized capital gains, amounted to $26.7 million for the second quarter 2003, compared to $30.0 million for the second quarter 2002. Net realized capital gains increased to $131.6 million for the three months ended June 30, 2003 from $18.2 million for the second quarter of 2002. The Company recognized net realized capital gains of $286.7 million over the last twelve month period. Realized capital gains were predominately from the sale of fixed income securities. Pre-tax unrealized capital gains were $128.0 million at June 30, 2003.

For the three months ended June 30, 2003, net cash flow from operations was $101.8 million, compared to cash flow from operations of $42.0 million for the second quarter 2002. For the six months ended June 30, 2003 net cash flow from operations amounted to $213.2 million, compared to the year ago six months figure of $57.5 million.

At June 30, 2003 investments and cash totaled $3.6 billion, an increase of $527.7 million from December 31, 2002; total assets amounted to $5.7 billion at June 30, 2003. Net book value per common share at June 30, 2003 was $19.77, an increase of $3.52 per share from $16.25 at December 31, 2002.

OdysseyRe paid a cash dividend of $0.025 per share on June 30, 2003. The total dividend payment amounted to approximately $1.6 million.

# # #

Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty, program and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company and Newline Underwriting Management Limited.

With $1.3 billion in stockholders’ equity at June 30, 2003, the Company underwrites through four divisions: Americas, EuroAsia, London Market and U.S. Insurance, with major underwriting centers in the United States, London, Paris, Singapore, Latin America and Toronto.

Odyssey Re Holdings Corp. is listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol ORH. OdysseyRe is rated “A” (Excellent) by A.M. Best Company and “A-” (Strong) by Standard & Poor’s.

# # #

Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; changes in interest rates; changes in premium volumes; increased competition; regulatory and legislative changes; changes in loss payment patterns; changes in estimated overall adequacy of loss and LAE reserves; changes in key management personnel; changes in general market or economic conditions; and other factors which are described in the Company’s filings with the Securities and Exchange Commission.

# # #

Visit OdysseyRe’s Web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Financial Information.”

# # #

Consolidated financial and division information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	June 30,	December 31,
	2003	2002

ASSETS
Investments and cash:
Fixed income securities, at fair value (amortized cost $1,402,692 and $1,964,758, respectively)	$1,493,345	$1,992,574
Redeemable preferred stock, at fair value (cost $13,398 and $13,398, respectively)	13,780	12,694
Equity securities:
Common stocks, at fair value (cost $147,041 and $146,028, respectively)	173,833	152,560
Common stocks, at equity	107,557	101,021
Short-term investments, at cost which approximates fair value	136,494	189,161
Other invested assets	166,919	149,649
Cash and cash equivalents	1,518,191	484,744

Total investments and cash	3,610,119	3,082,403
Investment income due and accrued	21,365	26,358
Reinsurance balances receivable	526,226	430,491
Reinsurance recoverable on loss payments	151,826	80,473
Reinsurance recoverable on unpaid losses	907,958	1,026,979
Prepaid reinsurance premiums	83,242	92,525
Funds held by ceding insurers	132,247	112,747
Deferred acquisition costs	144,546	128,890
Deferred federal and foreign income taxes	75,875	108,314
Other assets	65,658	215,780

Total assets	$5,719,062	$5,304,960

LIABILITIES
Unpaid losses and loss adjustment expenses	$3,065,532	$2,871,552
Unearned premiums	700,782	602,562
Debt obligations	206,121	206,340
Reinsurance balances payable	159,382	108,257
Funds held under reinsurance contracts	145,165	238,233
Current federal and foreign income taxes	33,019	1,285
Other liabilities	124,208	220,648

Total liabilities	4,434,209	4,248,877

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 200,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 65,142,857 shares issued	651	651
Additional paid-in capital	793,334	793,334
Treasury stock, 138,894 shares, at cost	(2,305)	(2,305)
Unearned compensation	(4,005)	(4,572)
Accumulated other comprehensive income, net of deferred income taxes	93,923	21,736
Retained earnings	403,255	247,239

Total stockholders’ equity	1,284,853	1,056,083

Total liabilities and stockholders’ equity	$5,719,062	$5,304,960

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
SIX MONTHS AND THREE MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Six Months	Six Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

REVENUES
Gross premiums written	$1,173,717	$831,927	$609,876	$428,174
Ceded premiums written	141,074	98,234	67,162	57,302

Net premiums written	1,032,643	733,693	542,714	370,872
Increase in unearned premiums	(104,172)	(98,519)	(61,566)	(19,013)

Net premiums earned	928,471	635,174	481,148	351,859
Net investment income	59,140	58,228	26,740	30,025
Net realized investment gains	169,815	18,950	131,551	18,213

Total revenues	1,157,426	712,352	639,439	400,097

EXPENSES
Losses and loss adjustment expenses	627,459	436,910	321,734	245,560
Acquisition costs	233,095	157,466	116,997	85,860
Other underwriting expenses	45,963	33,112	25,204	16,277
Other expense, net	3,697	1,653	730	927
Interest expense	4,929	4,396	2,883	2,214

Total expenses	915,143	633,537	467,548	350,838

Income before income taxes and cumulative effect of a change in accounting principle	242,283	78,815	171,891	49,259

Federal and foreign income tax provision (benefit):
Current	89,448	—	55,728	—
Deferred	(6,431)	26,589	3,476	16,434

Total federal and foreign income tax provision	83,017	26,589	59,204	16,434

Income before cumulative effect of a change in accounting principle	159,266	52,226	112,687	32,825
Cumulative effect of a change in accounting principle	—	36,862	—	—

NET INCOME	$159,266	$89,088	$112,687	$32,825

BASIC
Weighted average shares outstanding	64,721,288	64,745,993	64,732,356	64,750,028

Basic earnings per share	$2.46	$1.38	$1.74	$0.51

DILUTED
Weighted average shares outstanding	65,085,416	65,134,081	65,121,690	65,127,351

Diluted earnings per share	$2.45	$1.37	$1.73	$0.50

DIVIDENDS
Dividends declared per share	$0.05	$0.05	$0.025	$0.025

COMPREHENSIVE INCOME
Net income	$159,266	$89,088	$112,687	$32,825
Other comprehensive income, net of tax	72,187	52,013	44,704	56,448

Comprehensive income	$231,453	$141,101	$157,391	$89,273

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2003	2002

COMMON STOCK
Balance, beginning and end of period	$651	$651

ADDITIONAL PAID-IN CAPITAL
Balance, beginning and end of period	793,334	793,334

TREASURY STOCK
Balance, beginning of period	(2,305)	—
Purchases during period	—	(1,181)
Reissuance during period	—	100

Balance, end of period	(2,305)	(1,081)

UNEARNED COMPENSATION
Balance, beginning of period	(4,572)	(5,704)
Amortization during the period	567	568

Balance, end of period	(4,005)	(5,136)

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), NET OF DEFERRED INCOME TAXES
Balance, beginning of period	21,736	(12,985)
Net increase during the period	72,187	52,013

Balance, end of period	93,923	39,028

RETAINED EARNINGS
Balance, beginning of period	247,239	45,576
Net income	159,266	89,088
Dividends to stockholders	(3,250)	(3,256)

Balance, end of period	403,255	131,408

TOTAL STOCKHOLDERS’ EQUITY	$1,284,853	$958,204

COMMON SHARES (SHARES OUTSTANDING)
Balance, beginning of period	65,003,963	65,142,857
Net treasury shares acquired	—	(67,294)

Balance, end of period	65,003,963	65,075,563

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)
(IN THOUSANDS)

	Six Months	Six Months
	Ended	Ended
	June 30, 2003	June 30, 2002

OPERATING ACTIVITIES
Net income	$159,266	$89,088
Less: cumulative effect of a change in accounting principle	—	(36,862)

Income before cumulative effect of a change in accounting principle	159,266	52,226
Adjustments to reconcile net income to net cash provided by operating activities:
Reinsurance balances and funds held, net	(228,532)	(107,142)
Unearned premiums	107,504	99,603
Unpaid losses and loss adjustment expenses	313,000	1,370
Federal and foreign income taxes	25,304	26,508
Other assets and liabilities, net	26,361	27,554
Deferred acquisition costs	(15,656)	(22,845)
Net realized investment gains	(169,815)	(18,950)
Bond discount amortization, net	(4,263)	(802)

Net cash provided by operating activities	213,169	57,522

INVESTING ACTIVITIES
Maturities of fixed income securities	17,050	2,318
Sales of fixed income securities	3,766,631	388,418
Purchases of fixed income securities	(3,019,833)	(503,625)
Sales of equity securities	71,752	31,014
Purchases of equity securities	(67,079)	(56,499)
Purchases of other invested assets	(6,327)	(3,881)
Decrease in short-term investments	52,667	12,213

Net cash provided by (used in) investing activities	814,861	(130,042)

FINANCING ACTIVITIES
Dividends	(3,250)	(3,256)
Additional borrowings	—	107,494
Repayment of debt principal	—	(110,000)
Sale of interest rate contract	8,667	—
Purchase of treasury stock	—	(1,181)

Net cash provided by (used in) financing activities	5,417	(6,943)

Increase (decrease) in cash and cash equivalents	1,033,447	(79,463)
Cash and cash equivalents, beginning of period	484,744	375,142

Cash and cash equivalents, end of period	$1,518,191	$295,679

ODYSSEY RE HOLDINGS CORP.
BUSINESS DIVISIONS
FOR THE SIX AND THREE MONTHS ENDED
JUNE 30, 2003 AND 2002
(UNAUDITED)
(IN THOUSANDS)

	Six Months	Six Months		Three Months	Three Months
	Ended	Ended		Ended	Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2003	2002	Change	2003	2002	Change

Gross Premiums Written
Americas*	$682,135	$565,421	20.6%	$340,747	$278,476	22.4%
EuroAsia	182,169	104,776	73.9	99,274	60,342	64.5
London Market	190,345	131,054	45.2	117,275	67,447	73.9
U.S. Insurance*	137,871	46,739	195.0	57,272	27,835	105.8

Total	$1,173,717	$831,927	41.1%	$609,876	$428,174	42.4%

Net Premiums Written
Americas	$633,339	$521,051	21.6%	$314,720	$254,435	23.7%
EuroAsia	172,745	100,696	71.6	92,668	59,203	56.5
London Market	165,344	100,695	64.2	106,836	49,692	115.0
U.S. Insurance	61,215	11,251	444.1	28,490	7,542	277.8

Total	$1,032,643	$733,693	40.7%	$542,714	$370,872	46.3%

Net Premiums Earned
Americas	$584,762	$462,321	26.5%	$293,483	$253,576	15.7%
EuroAsia	164,508	89,461	83.9	86,925	54,696	58.9
London Market	146,272	75,771	93.0	82,305	38,843	111.9
U.S. Insurance	32,929	7,621	332.1	18,435	4,744	288.6

Total	$928,471	$635,174	46.2%	$481,148	$351,859	36.7%

	Six Months	Six Months		Three Months	Three Months
	Ended	Ended	Percentage	Ended	Ended	Percentage
	June 30,	June 30,	Point	June 30,	June 30,	Point
	2003	2002	Change	2003	2002	Change

Losses and Loss Adjustment Expense Ratio
Americas	68.0%	67.9%	0.1%	66.4%	68.8%	(2.4)%
EuroAsia	68.6	72.0	(3.4)	70.4	73.6	(3.2)
London Market	63.8	69.0	(5.2)	64.8	69.9	(5.1)
U.S. Insurance	71.2	82.8	(11.6)	66.6	78.3	(11.7)
Total	67.6%	68.8%	(1.2)%	66.9%	69.8%	(2.9)%
Acquisition Cost and Other Underwriting Expense Ratio
Americas	32.4%	31.6%	0.8%	31.4%	31.1%	0.3%
EuroAsia	23.9	27.3	(3.4)	24.7	25.3	(0.6)
London Market	29.2	25.6	3.6	28.6	23.9	4.7
U.S. Insurance	22.6	10.8	11.8	28.0	2.7	25.3
Total	30.0%	30.0%	0.0%	29.5%	29.0%	0.5%
Combined Ratio
Americas	100.4%	99.5%	0.9%	97.8%	99.9%	(2.1)%
EuroAsia	92.5	99.3	(6.8)	95.1	98.9	(3.8)
London Market	93.0	94.6	(1.6)	93.4	93.8	(0.4)
U.S. Insurance	93.8	93.6	0.2	94.6	81.0	13.6
Total	97.6%	98.8%	(1.2)%	96.4%	98.8%	(2.4)%

*A portion of the Gross Premiums Written by the U.S. Insurance division has been ceded to, and are also included in the Americas division’s Gross Premiums Written. Accordingly, the sum of the Gross Premiums Written for each division does not agree to the total Gross Premiums Written as shown in the table above and as reflected in the Consolidated Statements of Operations.